================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                ----------------


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 8, 2000


                             CONEXANT SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


     DELAWARE                        000-24923                  25-1799439
(STATE OR JURISDICTION       (COMMISSION FILE NUMBER)          (IRS EMPLOYER
  OF INCORPORATION)                                          IDENTIFICATION NO.)


                               4311 JAMBOREE ROAD
                             NEWPORT BEACH, CA 92660
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (949) 483-4600


                                       N/A
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

================================================================================

ITEM 5. OTHER EVENTS

On March 10, 2000, Conexant Systems, Inc. ("Conexant" or the "Company") completed its previously-announced acquisition of Maker Communications, Inc. ("Maker"), a leading provider of programmable, high-performance network processors, software solutions and development tools. Maker will operate as part of Conexant's Network Access Division. Conexant will also use the Maker facilities as the Company's base of operations in the eastern U.S. for its network access business.

Conexant issued 0.66 of a share of its common stock, par value $1.00 per share, in exchange for each share of Maker common stock, par value $0.01 per share. The total value of the consideration for the acquisition of Maker was approximately $979.6 million, based on the closing price of Conexant common stock on December 17, 1999 ($69.625). The transaction was accounted for as a purchase.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (a) Financial Statements of Businesses Acquired

            Not applicable.

        (b) Pro forma financial information

            Unaudited pro forma condensed combined financial information is included at pages F-1 through F-4 of this report.

        (c) Exhibits

            Not applicable.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           CONEXANT SYSTEMS, INC.
                                           (Registrant)

Date: August 8, 2000                       By /s/ Dennis E. O'Reilly
                                             -----------------------------------
                                             Dennis E. O'Reilly
                                             Senior Vice President,
                                             General Counsel and Secretary

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following Unaudited Pro Forma Condensed Combined Financial Information for Conexant gives effect to the merger with Maker. The historical financial information for Conexant set forth below has been derived from, and is qualified by reference to, the consolidated financial statements of Conexant included in Conexant's Annual Report on Form 10-K for the year ended September 30, 1999 and Conexant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000. The historical financial information for Maker for the year ended December 31, 1999 is derived from the consolidated financial statements of Maker included in Conexant's Form 8-K Current Report dated April 3, 2000. The Unaudited Pro Forma Condensed Combined Statements of Operations for the fiscal year ended September 30, 1999 and for the nine months ended June 30, 2000 give effect to the merger as if it had occurred on October 1, 1998.

The merger was accounted for under the purchase method of accounting. Under the terms of the merger, each share of Maker was exchanged for 0.66 shares of Conexant common stock. Based upon the market price of Conexant's common stock on December 17, 1999, the total value of the merger consideration was approximately $979.6 million. The value of the merger consideration was allocated to the assets and liabilities acquired, including identified intangibles of $178.6 million and in-process research and development ("IPRD") of $118.5 million, based upon estimated fair values. The fair values of the identified intangibles and IPRD were based upon an independent appraisal. The excess of the value of the merger consideration over the net assets acquired was allocated to goodwill.

Upon completion of the merger, Conexant recorded a $118.5 million charge for the fair value of the IPRD, because the technological feasibility of the products under development had not been established and no future alternative uses existed. This non-recurring charge is reflected in Conexant's historical statement of operations for the nine months ended June 30, 2000. The Unaudited Pro Forma Condensed Combined Statements of Operations do not give effect to any synergies which may be realized as a result of the merger. Additionally, except for the charge for IPRD and as indicated in the notes hereto, the Unaudited Pro Forma Condensed Combined Statements of Operations do not reflect any nonrecurring charges incurred as a result of the merger with Maker.

The Unaudited Pro Forma Condensed Combined Statements of Operations are provided for informational purposes only and do not purport to present the combined financial position or results of operations of Conexant and Maker that would have been achieved had the merger occurred on the date specified, nor are they necessarily indicative of the results of operations that may be expected in the future.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED SEPTEMBER 30, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                      HISTORICAL    HISTORICAL    PRO FORMA
                                      CONEXANT(1)    MAKER(1)    ADJUSTMENTS      PRO FORMA
                                      -----------   ----------   -----------      ----------
Net revenues........................  $1,444,114      $15,684     $      --       $1,459,798
Cost of goods sold..................     863,252        5,099            --          868,351
                                      ----------      -------     ---------       ----------
Gross margin........................     580,862       10,585            --          591,447

Operating expenses:
Research and development............     310,042        5,936            --          315,978
Selling, general and
  administrative....................     227,729        4,489         1,870 (3)      234,088
Amortization of intangibles.........       8,364           --       178,830 (4)      187,194
Special charges -- Rockwell retained
  assets............................      20,000           --            --           20,000
Special charges -- Other............      17,906           --            --           17,906
                                      ----------      -------     ---------       ----------
          Total operating expenses..     584,041       10,425       180,700          775,166
                                      ----------      -------     ---------       ----------
Operating income (loss).............      (3,179)         160      (180,700)        (183,719)
Other income, net...................       5,935        2,127            --            8,062
                                      ----------      -------     ---------       ----------
Income (loss) before (benefit)
  provision for income taxes........       2,756        2,287      (180,700)        (175,657)
(Benefit) provision for income
  taxes.............................     (10,173)          91       (14,353)(5)      (24,435)
                                      ----------      -------     ---------       ----------
Net income (loss)...................  $   12,929      $ 2,196     $(166,347)      $ (151,222)
                                      ==========      =======     =========       ==========

Net income (loss) per share(6):
  Basic.............................  $     0.07      $  0.16                     $   (0.74)(7)
  Diluted...........................  $     0.06      $  0.12                     $   (0.74)(7)

Number of shares used in per share
  computation(6):
  Basic.............................     192,551      14,039                         205,202(7)
  Diluted...........................     203,484      19,083                         205,202(7)


                  See accompanying notes to Unaudited Pro Forma
                    Condensed Combined Financial Information.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         NINE MONTHS ENDED JUNE 30, 2000
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                      HISTORICAL    HISTORICAL    PRO FORMA
                                      CONEXANT(2)    MAKER(2)    ADJUSTMENTS      PRO FORMA
                                      -----------   ----------   -----------     ----------
Net revenues........................  $1,542,165       $7,829      $     --      $1,549,994
Cost of goods sold..................     829,090        2,726            --         831,816
                                      ----------     --------      --------      ----------
Gross margin........................     713,075        5,103            --         718,178

Operating expenses:
Research and development............     294,589        2,988            --         297,577
Selling, general and
  administrative....................     205,209        2,565            --         207,774
Amortization of intangibles.........      83,603           --        72,220(4)      155,823
Purchased in-process
   research and development (8).....     196,362           --            --         196,362
Merger costs (9)....................          --       16,337            --          16,337
                                       ---------     --------      --------      ----------
          Total operating expenses..     779,763       21,890        72,220         873,873
                                       ---------     --------      --------      ----------
Operating loss......................     (66,688)     (16,787)      (72,220)       (155,695)
Other income, net...................       3,592        1,314            --           4,906
                                       ---------     --------      --------      ----------
Loss before provision for income
  taxes.............................     (63,096)     (15,473)      (72,220)       (150,789)
Provision for income taxes..........      70,736           45        (5,508)(5)      65,273
                                       ---------     --------      --------      ----------
Net loss ...........................   $(133,832)    $(15,518)     $(66,712)     $ (216,062)
                                       =========     ========      ========      ==========

Net loss per share:
  Basic.............................   $  (0.65)                                  $  (0.98)(7)
  Diluted...........................   $  (0.65)                                  $  (0.98)(7)

Number of shares used in per share
  computation:
  Basic.............................     206,735                                    219,386(7)
  Diluted...........................     206,735                                    219,386(7)

                  See accompanying notes to Unaudited Pro Forma
                    Condensed Combined Financial Information.

    NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION


Pro forma adjustments for the unaudited pro forma condensed combined statements of operations for the year ended September 30, 1999 and for the nine months ended June 30, 2000 are as follows:

(1) Conexant reports its financial information on the basis of a September 30 fiscal year. Maker reported its financial information on the basis of a December 31 fiscal year. The Unaudited Pro Forma Condensed Combined Statement of Operations for the fiscal year ended September 30, 1999 includes Conexant's historical results of operations for the fiscal year ended September 30, 1999 and Maker's historical results of operations for the year ended December 31, 1999.

(2) Conexant's historical results of operations for the nine months ended June 30, 2000 include the results of Maker for the period subsequent to the completion of the merger. The Maker historical results of operations represent its operations for the period from October 1, 1999 up to the completion of the merger.

(3) Reflects retention bonuses earned by officers of Maker in the twelve month period subsequent to the closing of the merger.

(4) Reflects the amortization of the identified intangible assets associated with the merger over an average period of five years and amortization of goodwill associated with the merger over five years.

(5) Reflects the estimated tax effects of the pro forma adjustments, based upon Conexant's estimated incremental tax rate of approximately 38.2%. The pro forma adjustment to the provision for income taxes also reflects a book deferred tax benefit relating to certain amortization. Although the amortization of identified intangibles and goodwill is not deductible for U.S. Federal or state income taxes, in periods subsequent to the merger the Company will record a deferred tax benefit relating to the amortization of identified intangible assets.

(6) On November 4, 1998, the board of directors of Rockwell approved the distribution to its shareowners of all the outstanding shares of the common stock of its wholly-owned subsidiary, Conexant, by means of a tax-free spin-off. The distribution occurred at the close of business on December 31, 1998. The fiscal 1999 financial statements include the operating results of Conexant while it was part of Rockwell prior to the distribution. Because Conexant was not an independent company during all of its fiscal year ended September 30, 1999, the Conexant historical net income per share represents a pro forma net income per share presented as if the distribution had occurred as of October 1, 1998.

(7) Pro forma net loss reflects the impact of the adjustments above. Pro forma basic and diluted net loss per share is computed using the weighted-average number of shares of common stock outstanding after the issuance of approximately 12,651,000 shares of Conexant common stock to acquire the outstanding shares of Maker common stock. Pro forma diluted net loss per share does not include the effect of potentially dilutive options or convertible debt securities as such securities are antidilutive.

(8) In connection with the merger with Maker and other acquisitions completed during fiscal 2000, an aggregate of $196.4 million was allocated to IPRD, based upon estimated fair values. The fair value of the IPRD acquired was expensed immediately upon completion of the acquisitions because the technological feasibility of products under development had not been established and no future alternative uses existed.

(9) Upon completion of the merger, Maker incurred merger costs of $16.3 million, including investment banking, professional, and other merger-related costs. This non-recurring charge is reflected in Maker's historical statement of operations for the nine months ended June 30, 2000.